Exhibit 99.1

PharmaCyte Biotech to Implement Second $10-Million Share Repurchase Plan

LAS VEGAS, February 2, 2023 – (Business Wire) – PharmaCyte Biotech, Inc. (Nasdaq:PMCB) (“PharmaCyte” or the “Company”), a biotechnology company focused on evaluating its signature live-cell encapsulation technology, Cell-in-a-Box® for potential development of cellular therapies for cancer, diabetes and malignant ascites, announced today that its Board of Directors has authorized a second share repurchase program to repurchase up to $10 million of PharmaCyte’s outstanding common stock. This second share repurchase authorization is effective immediately for a two-year period. PharmaCyte expects to fund the program with its available cash. The Company enacted a similar program in June 2022.

PharmaCyte’s CEO Josh Silverman commented, “Based on our continued and very fortunate cash position, we believe it is essential that we continue to create additional shareholder value wherever and whenever possible. We believe this follow-on stock buyback program is an essential part of these activities and believe that it demonstrates our commitment to our shareholder base. To that end, we also continue to prudently manage our expenses to maintain our strong balance sheet. In the meantime, we continue our evaluation of our current programs while actively exploring the potential for other strategic opportunities.”

The shares may be repurchased from time to time in open market transactions, privately negotiated block transactions, or other means in accordance with applicable securities laws. The timing of the purchase, the number of shares repurchased, and the prices paid for the shares under the program will depend on general business and market conditions, the trading price of PharmaCyte’s common stock and corporate and regulatory limitations. The share repurchase program does not obligate PharmaCyte to acquire a specific dollar amount or number of shares and may be extended, modified, or discontinued at any time.

About PharmaCyte Biotech

PharmaCyte is a biotechnology company focused on evaluating its signature live-cell encapsulation technology, Cell-in-a-Box®, for potential development of cellular therapies for cancer, diabetes and malignant ascites.

PharmaCyte’s candidate therapy for cancer involves encapsulating genetically engineered human cells that convert an inactive chemotherapy drug into its active or “cancer-killing” form. For pancreatic cancer, these encapsulated cells are to be implanted in the blood supply to the patient’s tumor as close as possible to the site of the tumor. Once implanted, a chemotherapy drug that is normally activated in the liver (ifosfamide) will be given intravenously at one-third the normal dose. The ifosfamide is to be carried by the circulatory system to where the encapsulated cells have been implanted. When the ifosfamide flows through pores in the capsules, the live cells inside are expected to act as a “bio-artificial liver” and activate the chemotherapy drug at the site of the cancer.

PharmaCyte’s candidate therapy for Type 1 diabetes and insulin-dependent Type 2 diabetes involves encapsulating a human cell line that has been genetically engineered to produce and release insulin in response to the levels of blood sugar in the human body. The encapsulation of the cell line will be done using the Cell-in-a-Box® technology. Once the encapsulated cells are implanted in a diabetic patient, we anticipate that they will function as a “bio-artificial pancreas” for purposes of insulin production.

PharmaCyte’s therapy for malignant ascites involves using the same encapsulated cells PharmaCyte employs for pancreatic cancer but placing the encapsulated cells in the peritoneal cavity of a patient and administering ifosfamide intravenously.

Until the review by the Business Review Committee and the Board is complete and the Board has determined the actions and plans to be implemented, the Board has curtailed spending on the foregoing programs.

Safe Harbor

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of PharmaCyte’s management and Board of Directors. Any statements contained in this press release which do not describe historical facts are forward-looking statements subject to risks and uncertainties that could cause actual results, performance, and achievements to differ materially from those discussed in such forward-looking statements. Factors that could affect our actual results include our ability to satisfactorily address the issues raised by the FDA in order to have the clinical hold on our IND removed, whether our exploration of additional opportunities to create new paths toward shareholder value is successful, as well as such other factors that are included in the periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise. More information about PharmaCyte Biotech can be found at https://pharmacyte.com.

Information may also be obtained by contacting PharmaCyte’s Investor Relations Department.

Investor Contact:

CORE IR

ir@pharmacyte.com

Media Contact:
Jules Abraham
CORE IR

Telephone: 917.885.7378

Email: julesa@coreir.com